Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

Registration Statement (Form S-8 No. 333-139559) pertaining to the AutoZone, Inc. 2006 Stock Option Plan

Registration Statement (Form S-8 No. 333-103665) pertaining to the AutoZone, Inc. 2003 Director Compensation Award Plan

Registration Statement (Form S-8 No. 333-42797) pertaining to the AutoZone, Inc. Amended and Restated Employee Stock Purchase Plan

Registration Statement (Form S-8 No. 333-88241) pertaining to the AutoZone, Inc. Amended and Restated Director Compensation Plan

Registration Statement (Form S-8 No. 333-75140) pertaining to the AutoZone, Inc. Executive Stock Purchase Plan

Registration Statement (Form S-3 ASR No. 333-230719) pertaining to a shelf registration to sell debt securities

Registration Statement (Form S-8 No. 333-251506) pertaining to the AutoZone, Inc. 2020 Omnibus Incentive Award Plan

Registration Statement (Form S-8 No. 333-171186) pertaining to the AutoZone, Inc. 2011 Equity Incentive Award Plan

Registration Statement (Form S-3 ASR No. 333-180768) pertaining to a shelf registration to sell debt securities

Registration Statement (Form S-3 ASR No. 333-203439) pertaining to a shelf registration to sell debt securities

Registration Statement (Form S-3 ASR No. 333-266209) pertaining to a shelf registration to sell debt securities;

of our reports dated October 27, 2025, with respect to the consolidated financial statements of AutoZone, Inc. and the effectiveness of internal control over financial reporting of AutoZone, Inc., included in this Annual Report (Form 10-K) of AutoZone, Inc. for the year ended August 30, 2025.

/s/ Ernst & Young LLP

Memphis, Tennessee
October 27, 2025